UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT No. 4

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2010

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of Principal Executive Offices)      (Zip Code)

(702)  608-5476

(Registrant's Telephone Number, Including Area Code)

2756 N. Green Valley Parkway, Suite 225

Henderson, NV  89014

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2010, Castrovilla Energy, Inc., a recently formed California subsidiary of Blue Earth, inc. (the “Company”) entered into agreements, subject to final Board approval, to acquire substantially all of the assets of Humitech of Northern California, LLC (“Humitech”), a California limited liability company and its related company, Castrovilla, Inc. (the “Castrovilla Acquisition”)  Founded in 2004, Castrovilla based in Mountain View, California, had approximately $3.5 million in unaudited revenues in 2010, which is more than twice its 2008.  Castrovilla serves approximately 5,400 small commercial businesses in Northern California with its 25 employees.  Castrovilla manufactures, sells and installs commercial refrigerator and freezer gaskets and sells and installs motors and controls.  Castrovilla’s strategy is to sell lighting and HVAC bundled retrofits to its customer base.

Castrovilla participates in several ratepayer funded utility energy efficiency rebate programs, both through third-party programs and through its own small commercial business program, Keep Your Cool.  In 2008, Castrovilla acquired the assets of Bay Area Refrigeration, a fully licensed commercial refrigeration contractor that has serviced the San Francisco Bay Area for nearly 30 years.  Since 2009, Castrovilla has operated an online store to sell a variety of refrigeration products on both a wholesale and retail basis.

The purchase price for Humitech, under the Asset Purchase Agreement (“APA”) was $600,000.  This consisted of the payment of $150,000 of affiliated debt and the issuance of 267,857 shares of restricted Common Stock of Blue Earth, Inc. with an agreed upon value of $450,000, or $1.68 per share, the average closing price of the Company’s Common Stock from September 1-23, 2010 when the terms of the transaction were agreed to.  The Company also assumed trade debt of approximately $121,000.  Humitech will remain an unaffiliated non-operating entity in order to pay its other liabilities with the proceeds of the shares received from the Company, as well as from an inter-company note in the amount of $356,707 from Castrovilla, Inc.

On December 30, 2010, Castrovilla Energy, Inc. (“CEI”), a wholly-owned subsidiary of the Company’s subsidiary, Blue Earth Energy Management Services, Inc. (BEEMS) entered into an Agreement and Plan of Merger (the “Plan”) with Castrovilla, Inc. and the Stockholders of Castrovilla, Inc. with an Effective Date of January 1, 2011, subject to final Board approval which was obtained on January 18, 2011. CEI has merged with and into Castrovilla, Inc. which will continue its existence as a wholly-owned California subsidiary of BEEMS.  The APA and the Plan have been filed as Exhibits 2.1 and 2.2, respectively, to this Current Report.

Under the Plan, the Company issued an aggregate of 1,011,905 shares of its Common Stock valued at $1.68 per share or $1,700,000 to the stockholders of Castrovilla, Inc. in exchange for all of the outstanding capital stock of Castrovilla, Inc.  All of the 1,279,762 shares issued in the Castrovilla Acquisition (collectively, the “Company Shares”) are subject to Lock-up/Leak-out and Guaranty Agreements.  The two Castrovilla, Inc. stockholders, John Pink, who will continue as President of Castrovilla, Inc. and Adam Sweeney, together with Humitech (the “Stockholders”) cannot sell any of the Company Shares for a six-month period beginning on the Effective Date  of January 1, 2011 and ended on June 30, 2011. Thereafter and ending June 30, 2013, the three stockholders may sell up to 2,461 Company Shares per trading day in the aggregate until all Company Shares are sold (the “Lock-up Period”).  The Company contingently guaranteed to the Stockholders the net sales price of $1.68 per share, provided the Stockholders are in compliance with the terms and conditions of the Lock-up Agreement and hereinafter described performance criteria are met

A number of shares equal in value to fifty percent (50%) ofthe profits, if any, from the sale of shares above $3.36 per share during the Lock-up Period will be returned to the Company.  Any deficit from sales below $1.68 per share  shall be paid (i) 50% in cash, and (ii) the remaining 50% in either cash or shares of Common Stock of the Company (at their then current fair market value, or any combination thereof, at the sole discretion of the party making the payment) provided certain EBITDA performance criteria be achieved as described in the next paragraph.

In the event that Castrovilla Inc.'s EBITDA during the Lock-up Period is below agreed to budgeted amounts of $722,000 of EBITDA per year for each of the fiscal years ending December 31,  2012 and 2013, the $3.61 per share guaranteed price shall be decreased by the same percentage decrease that EBITDA is below the projected $722,000 of EBITDA, after the first six months after the Effective Date. All such calculations will be in accordance with GAAP and derived from the GAAP reviewed financial statements for the first three fiscal quarters of the year and the audited financial statements for the fiscal year.

In addition, under the Plan, the Company paid $50,000 to an unaffiliated third party for an existing obligation of Castrovilla, Inc.

There was no relationship between the Company or its affiliates and any of the other parties, prior to this transaction and with respect to the APA and the Plan.

ITEM 2.01  COMPLETION OF ACQUISITION AS REGISTRATION OF ASSETS

The completion of the above described Castrovilla Acquisition was completed on January 19, 2011 with an effective date of January 1, 2011.  Pursuant to the terms and conditions of the Plan described in Item 1.01 above and incorporated by reference herein, Castrovilla Energy, Inc., a wholly-owned subsidiary of the Company, was merged with and into Castrovilla, Inc., the Surviving Corporation, on January 21, 2011.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

Castrovilla

Pursuant to the Castrovilla Acquisition described above in Item 1.01, which is incorporated herein by reference, the Company issued 267,857 shares of Common Stock to Humitech under the APA and 505,953 shares of Common Stock to John Pink and 505,952 shares of Common Stock to Adam Sweeney under the Plan.

All of the above-described 1,279,762 shares of the Company’s Common Stock were valued at $1.68 per share or an aggregate of $2,150,000.  No discounts or commissions were paid and no underwriters or placement agents were involved in the Castrovilla Acquisition.

As set forth in Item 5.02 below, an aggregate of 13,332 incentive stock options were issued to John Pink and additional options are to be granted to the non-officer employees of Castrovilla Inc. under the Company’s 2009 Equity Incentive Plan.  The terms of exercise of John Pink’s options are set forth in Item 5.02 below.

All of the Company Shares and options described above were exempt from registration pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended as not involving any public offering.

The Stockholders represented and warranted in the APA and the Plan that they were sophisticated investors and had access to the same information that would be contained in a registration statement.

Liviakis

In a private placement which was negotiated in December and closed on December 31, 2010, John Liviakis, the Company’s Investor Relations Representative purchased 434,782 shares of Common Stock at $1.15 per share, for an aggregate of $499,999.30.  In a separate transaction, the Company extended its Investor Relations agreement with Liviakis Financial Communications (“LFC”) through November 12, 2012.  LFC was issued warrants to purchase 500,000 shares of Common Stock at $1.74 per share though November 10, 2013.

All of the shares and warrants described above were exempt from registration pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended as not involving any public offering.

The stockholder represented and warranted in his stock purchase agreement that he was a sophisticated investor and had access to the same information that would be contained in a registration statement.

ITEM 5.02  RESIGNATIONS OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS

Effective January 1, 2011, Castrovilla, Inc., a wholly-owned subsidiary of the Company, entered into a three-year Employment Agreement with John Pink, the former principal stockholder of Castrovilla Inc., to continue as President and a member of the Board of Directors of Castrovilla, Inc., the Company’s sole operating subsidiary as a result of the transaction described under Item 1.01 above.  Mr. Pink is to receive a base salary of $146,000 per year, plus bonuses, to be awarded by the Board of Directors based on extraordinary performance.  Mr. Pink was granted incentive stock options to purchase

13,332 shares of Common Stock of the Company vesting in one-third increments at the end of each of the three years of his contract.

Mr. Pink was also granted incentive stock options to purchase 30,000 shares of the Company’s Common Stock vesting in one-third increments if Castrovilla’s EBITDA (exclusive of any other acquisitions operated within Castrovilla, Inc.) equals or exceeds the following EBITDA performance levels for the fiscal years ending December 31, 2011, 2012, and 2013; EBITDA of $870,000 for fiscal 2011; EBITDA of $1,044,000 for fiscal 2012 and EBITDA of $1,252,000 for fiscal 2013.

Mr. Pink’s employment contract is subject to termination for “Cause” as defined in the Agreement.  For a one-year period following termination of Mr. Pink’s employment he may not compete with the Company or any of its affiliates and may not solicit any past or present customers of the Company or any employee or agent of the Company. All of the foregoing options, as well as any granted to employees of Castrovilla, Inc., were granted under the Company’s 2009 Equity Incentive Plan.

John Pink, age 40, was elected President and a Director of Castrovilla Inc., effective January 1, 2011.  Prior thereto, from 2008 he was the principal shareholder and CEO of Castrovilla Inc.  He has owned and operated Humitech of Northern California, LLC since founding the business in 2004.

Mr. Pink graduated from Stanford University with a Bachelors degree in International Relations and a Masters in Education in 1993.  Thereafter, until 1996, he was employed by the Japanese Ministry of Education.  For those three years he worked under a regional board of education office as a resource for local school districts.  Shortly after consulting to Fortune 500 telecommunication and retail companies including U.S. West, Oracle and Wal-mart.  He specialized in design, development and administration of large databases and data driven systems.

During the past 5 years, Mr. Pink has acquired an excellent knowledge base with respect to energy efficiency and the energy industry, emphasizing power savings for small commercial customers.  His relationships with utilities, power agencies, consulting companies, manufacturers and customers equip him to predict trends, preparing for events rather than reacting to them.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.

 The financial statements of Castrovilla, Inc., the business acquired, as required by April 6, 2011 pursuant to Item 9.01(a)(1) were filed with amendment No. 1 to this report on April 6, 2011.

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b)(1) were filed with Amendment No. 1 to this Report on April 6, 2011 and are amended on Amendment  No. 4 to this Report.

(d)           Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement effective January 1, 2011, by and among Castrovilla Energy Inc., Blue Earth Inc. and Humitech of Northern California, LLC. (1)

*2.2	Agreement and Plan of Merger by and among Castrovilla Energy, Inc., Blue Earth, Inc. and the Stockholders of Castrovilla Inc. (1)

10.01	Employment Agreement Dated as of January 1, 2011 by and between Castrovilla Inc. and John Pink. (1)

10.02	Lock-Up Agreement dated as of December 30, 2010 by and among John Pink, Adam Sweeney and Humitech Of Northern California, LLC, and Castrovilla Inc. and Blue Earth Inc. (1)

10.03	Guaranty Agreement dated as of December 29, 2010 by and among John Pink, Adam Sweeney, Castrovilla Energy Inc. and Blue Earth Inc. (1)

10.04	Amendment to Guaranty Agreement (3)

*99.1	Financial Statements of Castrovilla, Inc. for the two-year period ended December 31, 2010 (2)

*99.2	Pro Forma Financial Information for Castrovilla, Inc. (2)

* Filed with this Report

(1)  Incorporated herein by reference to the copy of such document included as an exhibit to the initial filing of this report on January 24, 2011.

(2) Incorporated herein by reference to the copy of such document included as an exhibit to Amendment No. 1 to this report on April 6, 2011.

(3) Incorporated herein by reference to the copy of such document included as an exhibit to Amendment No. 2 to this report on May 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2012	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO